SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2011
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DENDREON CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	000-30681	22-3203193
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

3005 First Avenue
Seattle, Washington
98121
(Address of principal executive offices) (zip code)

(206) 256-4545
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

    The Company held its 2011 Annual Meeting of Stockholders on June 21, 2011 at the Museum of Science and Industry, 57th Street and Lake Shore Drive, Chicago, Illinois 60637.  A total of 145,812,541 shares of the Company’s common stock were entitled to vote as of April 22, 2011, the record date for the Annual Meeting, of which 127,013,098 (87.11%) were present in person or by proxy at the Annual Meeting.  The votes cast with respect to each item of business properly presented at the meeting are as follows:

    The stockholders elected each of the four nominees to the Company’s Board of Directors to hold office until the 2014 Annual Meeting of Stockholders by a plurality of the votes duly cast.

	For	Withheld	Broker Non-Vote
Richard B. Brewer	84,043,639	2,025,861	40,943,598
Mitchell H. Gold, M.D.	83,645,034	2,424,466	40,943,598
Pedro Granadillo	83,028,086	3,041,414	40,943,598
David C. Stump, M.D.	84,318,562	1,750,938	40,943,598

    The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2011 by a majority of the votes duly cast.
	For	Against	Abstain
Ernst & Young LLP	124,515,490	1,898,529	599,079

    The stockholders recommended, on an advisory basis, the approval of the Company’s overall executive compensation program by a majority of the votes duly cast.

For	Against	Abstain	Broker Non-Vote
83,390,710	2,383,753	295,037	40,943,598

    The stockholders selected one year as the frequency for holding an advisory vote of the Company’s overall executive compensation program by that frequency receiving the highest number of the votes duly cast.

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
73,749,839	1,027,632	11,025,932	266,097	40,943,598

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

	By:	/s/ Gregory T. Schiffman
Gregory T. Schiffman
Executive Vice President, Chief Financial Officer, and Treasurer
Date: June 23, 2011